Exhibit 32.1
Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of OXiGENE, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
The Quarterly Report on Form 10-Q for the six months ended June 30, 2006 (the “Form 10-Q”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 4, 2006	By:	/s/ Richard Chin
Richard Chin
President and Chief Executive Officer

Date: August 4, 2006	By:	/s/ James B. Murphy
James B. Murphy
Vice President and Chief Financial Officer and Chief Accounting Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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